UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2015
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 30, 2015, Cinedigm Corp. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Ronald L. Chez, the Chez Family Foundation, Sabra Investments, LP, Sabra Capital Partners, LLC, and Zvi Rhine (collectively, the “Group”), that terminates the Group’s potential proxy contest or solicitation with respect to the appointment of new directors to the Company’s board of directors (the “Board”).

Pursuant to the Settlement Agreement, the Company has agreed, among other things, to take the following actions: (i) increase the size of the Board to at least twelve (12) members, (ii) appoint Zvi Rhine and Patrick O’Brien to the Board, (iii) appoint Mr. Chez as a strategic advisor to the Company, (iv) appoint Mr. Rhine to the Nominating Committee of the Board and appoint Mr. O’Brien to the Compensation Committee of the Board, and (v) include Messrs. Rhine and O’Brien on the Company’s slate of nominees for election as directors of the Company at the Company’s 2015 and 2016 annual meetings of stockholders.

Pursuant to the Settlement Agreement, the Group agreed, among other things, (i) to support the appointment to the Board of Blair Westlake and Andy Schuon; (ii) to abide by customary standstill provisions until the earlier of (x) the date that is 15 business days before the deadline for the submission of stockholder nominations for the Company’s 2017 Annual Meeting of Stockholders or (y)  sixty (60) days prior to the Company’s 2017 Annual Meeting of Stockholders (the “Standstill Period”); and (iii) during the Standstill Period, to appear in person or by proxy and vote all shares of Class A common stock of the Company (the “Common Stock”) beneficially owned or controlled by any of the members therein: (a) in favor of the slate of nominees for director submitted to stockholders by the Board for election (so long as each of  Messrs. Rhine and O’Brien are included therein); (b) to ratify the appointment of the Company’s independent registered public accounting firm; (c) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal; and (d) to approve or delegate authority in connection with any reverse stock split recommended by the Board.

The description of the Settlement Agreement contained herein is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 31, 2015, the Company issued a press release announcing the signing of the Settlement Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(d)           Pursuant to the terms of the Settlement Agreement, the Company has, effective July 30, 2015, increased the number of directors on its Board of Directors from eight (8) to twelve (12) and has appointed Messrs. Westlake, Schuon, Rhine and O’Brien to fill the resulting vacancies.

Mr. Westlake is currently a Principal at MediaSquareup. Prior to that, he was Corporate Vice President of Microsoft’s Media & Entertainment Group. He has also served as Corporate Executive Vice President at Gemstar-TV Guide and in various executive roles at Universal Studios, where he was also Chairman of Universal Television & Networks Group for 18 years.

He received a B.A. in Political Science from the University of Southern California and a J.D. from Whittier College.

Mr. Schuon is the Chief Executive Officer of Master Channel, a media and technology company.  He is Co-Founder with “Sean” Diddy Combs of Revolt Media and TV, a multi-platform cable television network, and is Chairman of music service provider Elevated Networks. He is also a Co-Founder at “C” Student Entertainment. Previously, he served as Chief Digital Officer and President of Artist Services at Ticketmaster and founded cable and online TV network IMF: The International Music Feed, where he was President and Chief Executive Officer. He also served as president of CBS's Infinity Broadcasting, pioneering music subscription service Pressplay, and Farmclub.com, was General Manager of Warner Bros. Records and Executive Vice President, Head of Programming at MTV, MTV2 and VH1. He began his career as an on-air personality and program director at various radio stations across the United States including KROQ-FM Los Angeles. He serves on the Boards of Directors at Master Channel and Business Rockstars and served previously on the Boards of Directors at Hot Topic Stores, and Premiere Radio Networks.

Mr. Rhine is a Principal at Sabra Capital Partners with over a decade of financial and investing experience. He was previously Vice President at The Hilco Organization and has also served in various roles at Boone Capital, Banc of America Securities and Piper Jaffray. He also sits on the Board of Directors of Global Healthcare Real Estate Investment Trust, a publicly-traded company engaged in the acquisition of health care related real estate. He earned a B.S. in Finance from the University of Illinois at Urbana-Champaign and was a recipient of the Bronze Tablet Award. Mr. Rhine, together with certain affiliates, owns promissory notes with an interest rate of 9% per annum issued by the Company. Since the beginning of the Company’s last fiscal year, the largest aggregate amount of all indebtedness outstanding on such promissory notes was $300,000, and all amounts of interest paid on such notes during the Company's last fiscal year was approximately $27,000.  As of the latest practicable date, $300,000 was outstanding under such notes.

Mr. O’Brien is a seasoned executive and business advisor, with 40 years of multi-unit international management experience with an emphasis in financial analysis and business development. Since 2010, Mr. O’Brien has served as a member of the Board of Directors of Merriman Holdings, Inc. Mr. O’Brien is also a member of the Board of Directors of Ironclad Performance Wear, which designs, manufactures, and markets task-specific gloves. Mr. O’Brien is also a member of the Board of Directors of Livevol, Inc., a private company that is a leader in equity and index options technology, and CareXtend, a private, development stage business in the health and lifestyle technology field. In 2009, Mr. O’Brien formed Granville Wolcott Advisors where he serves as its Managing Director & Principal to provide consulting, due diligence, and asset management services. Mr. O’Brien is a graduate of the Eli Broad College of Business at Michigan State University with a Bachelor of Arts in Hotel Management.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2015, in connection with the Settlement Agreement, the Board approved an amendment to the Company’s by-laws (the “By-laws”), effective upon the execution of the Settlement Agreement, to increase the permitted size of the Board of Directors from no less than two (2) to no more than eleven (11) members to from no less than two (2) to no more than twelve (12) members. Such amendment to the By-laws is attached hereto as Exhibit 3.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated By-Laws of the Company.

10.1	Settlement Agreement dated as of July 30, 2015 between the Company and Ronald L. Chez, the Chez Family Foundation, Sabra Investments, LP, Sabra Capital Partners, LLC, and Zvi Rhine.

99.1	Press release dated July 31, 2015.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  July 31, 2015

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated By-Laws of the Company.

10.1	Settlement Agreement dated as of July 30, 2015 between the Company and Ronald L. Chez, the Chez Family Foundation, Sabra Investments, LP, Sabra Capital Partners, LLC, and Zvi Rhine.

99.1	Press release dated July 31, 2015.